UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2016

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 NW
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 17, 2016, Cardiovascular Systems, Inc. (the “Company”) entered into Amendment No. 1 to Supply Agreement (the “Supply Amendment”) and Amendment No. 1 to Product Schedule (the “Product Amendment”) with Fresenius Kabi AB (“Fresenius”), both of which are amendments to the Supply Agreement and related Product Schedule between the Company and Fresenius, dated April 4, 2011 (the “Supply Agreement”). Pursuant to the Supply Agreement, Fresenius manufactures and serves as the supplier of the Company’s ViperSlide® lubricant. The Supply Amendment primarily extends the term of the Supply Agreement for an additional five years, to April 4, 2021, and gives the Company certain final purchase rights following termination of the Agreement or exit by Fresenius from the business of production of the supplied product. The Product Amendment primarily updates the product pricing schedule and related terms.

The foregoing descriptions of the Supply Amendment and Product Amendment are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 23, 2016

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer